EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement of our report dated August 2, 2000 included in SYSCO Corporation's Form 10-K for the year ended July 1, 2000, as amended by Form 10-K/A, and to all references to our firm included in this Registration Statement.




/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP



Houston, Texas
July 20, 2001




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